Exhibit 10.2

LOT78 UK LTD

Factoring Agreement

BIBBY FINANCIAL SERVICES

RECOURSE FACTORING AGREEMENT MADE WITH LOT78 UK LTD

BIBBY FINANCIAL SERVICES

A. PARTIES

This Agreement is made between:

(1) Bibby Trade Factors Limited whose registered office is at 105 Duke Street, Liverpool L1 5JQ (registered number 05303859) ("we"/"us"); and

(2) the client identified in the Client Particulars ("you").

B. INTRODUCTION

1.	This Agreement is a disclosed recourse factoring agreement and sets out the terms upon which we will purchase your Debts. Conditions 8.6 and 8.7 of the Standard Conditions will not apply to this Agreement.
2.	You agree to sell and we agree to purchase with full title guarantee on the terms of this Agreement all the Debts referred to in clause 4 of the Particulars.
3.

"This Agreement" shall comprise this document, the Standard Conditions for the Purchase of Debts (Edition A/2004) and any schedule or other document expressly incorporated into this Agreement and any variation or extension agreed in accordance with condition 16 of the Standard Conditions. Any terms set out in a Letter of Offer and any other statements or representations by us or implied terms are excluded.

4.	This Agreement is dated on the date on which the last of us signs it.
C. PARTICULARS
1.	The Commencement Date is (condition 2.1).
2.	The Minimum Period of this Agreement is 12 months from the first day of the month following the Commencement Date (condition 2.1).
3.	The Minimum Notice Period is 3 months (condition 2.1).

4. This Agreement shall apply to the following categories of Debts: All debts

(condition 3.1)

5. The Approved Funding Percentage is 80% (definition of "Available Funds" in condition 21).

6. The Customer Concentration Percentage is 15% but may be increased to a maximum of 50% subject to obtained credit limits (condition 6.8.3).

7. The Retrospective Fee is N/A (condition 7.1.1).

8. The Fee is 1.8% (condition 7.1.2).

9. The Refactoring Fee is 2.00% of the Notified Value of each Debt which is

Outstanding 90 days end of month (condition 7.1.3).

10. The Minimum Fees shall be £19,000 per annum (condition 7.3).

11. The Factor's Discount is 3.00% above the greater of LIBOR, the base rate quoted from time to time by Barclays Bank PLC (or its successors) and 3.00% (conditions 7.9 and 7.10).

12. The Funding Limit is £600,000 across the factoring and purchasing facility

(condition 6.8.2).

13. The Credit Note Limit is £500 excluding Value Added Tax (condition 10.1.4).

14. The Approval Period is 90 days end of month (condition 5.7).

D. SPECIAL CONDITIONS Audit

1. In our absolute discretion, we may take steps to verify the Notified Debts at any time to satisfy ourselves of the validity of such Debts.

2. In our absolute discretion, we may undertake audits at any time to satisfy ourselves of the viability of your business at a cost to be borne by you.

3. Should erosion on your gross debts exceed 9% in any three month rolling period, we have the right to review the level of approved funding percentage (see point 5 of the particulars above) and immediately reduce to an appropriate funding percentage level based on the erosion being experienced on your debts. Should the % or erosion improve, we will consider any request to put the approved funding percentage back to the original level.

Documents

4. A signed proof of delivery or collection must be obtained for each Debt and the original of such document must be provided to us upon our request.

Fees

5. In addition to any other fees which we are entitled to charge you pursuant to this Agreement, we are entitled to also charge you in accordance with the disbursement charges sheet, or in accordance with any amended or updated disbursement charges sheet which we may notify you of from time to time during the duration of this Agreement.

6. In the event of your failure to deliver to us an Invoice Schedule within 2 days of your Notification to us of the existence of the relevant Debts using our Computerised Services, we shall be entitled, at our absolute discretion, to charge you the Fee on the total value of the relevant Debts at a rate of 1% above the percentage rate shown in clause 8 of the Particulars.

Notification of Debts

7. Upon Notification of a Debt to us, you will immediately send to us:

• your day book listings

• duplicates of the relevant invoices evidencing the Debt

• proofs of delivery or collection signed by your Customer

• the Contract of Sale evidencing the Debt

8. Unless we agree in writing, we will not make any Prepayment against:

•	invoices evidencing Debts for stage or progress payments
•	Debts arising under a Contract of Sale which contains terms entitling the Customer to return the goods
•	Debts owed by non-business Customers
•	Debts owed by an Associate
•	Debts payable on a pro forma basis or by cash on delivery
•	Debts arising from the sale of capital assets
•	Debts arising from rental or leasing agreements
•	Debts owed by a Customer who also supplies goods or services to you

9.  You will not enter into Contracts of Sale containing terms providing for payment of the Debt on a pro forma basis or cash on delivery with any Customer to whom you have previously extended credit without our prior written consent.

Computerised Services

10. We will provide you with our Computerised Services on the terms set out in condition 12 of the Standard Conditions.

Discretionary Credit Limit

11. For each of your Customers (excluding Associates and Customers who owe Debts which are Non-notifiable Debts), we may establish a Credit Limit of £15,000, or such other sum as we shall tell in writing from time to time.

Export Debts

12. The Purchase Price of Debts payable in Approved Currencies shall be payable in Sterling or in the Approved Currency of the Debt.

13. Where we agree to pay you the Purchase Price of Export Debts in a currency other than Sterling:

•	condition 4.2 of the Standard Conditions will not apply;

•	any payment to you will be made in the currency of the Debt unless we tell you otherwise;

•	the Retrospective Fee, Fee and Refactoring Fee (if payable as a percentage of the Notified Value of the Debt) and Factor's Discount will be charged to you in the currency of the Debt; and

•	we shall maintain separate Client, Sales Ledger Control and Current Accounts to record the sale and purchase of such Export Debts.

14. We may at any time give you notice in writing that a currency will no longer be an Approved Currency or a country will no longer be an Accepted Country. Such notice will not affect Export Debts Notified to us prior to such notice.

15. We confirm that Customers domiciled in Accepted Countries may make payment of Export Debts to us in Approved Currencies.

16. Any payment made by a Customer in or towards payment of an Export Debt shall not be treated as a Collection until we have received value for such payment in our bank account.

17. For the purpose of calculating the amount of any Export Debt owed by a Customer or any amount that you may owe us that is expressed in a foreign currency, we may convert such amount into Sterling at the spot selling rate of exchange for the relevant currency quoted by our bankers on the date such amount is due to us.

18. In relation to each Export Debt included in an Invoice Schedule, in addition to the warranties set out in condition 11.1 of the Standard Conditions, you will additionally give all the following warranties:

•	the Customer carries on business in an Accepted Country and the invoice(s) evidencing the Export Debt are addressed to the Customer at such place of business;
•	the Customer has all authorities, licences and permits necessary for him lawfully to purchase and import the goods into the Accepted Country and to pay for them by the due date(s) for payment;

•	the exportation of the goods to the Accepted Country does not breach the laws of the UK or any other country;

•	the Contract of Sale provides for payment in Sterling or an Approved Currency and the invoice(s) evidencing the Export Debt are expressed in the relevant currency;

•	except where provided to the contrary in this Agreement, the invoice(s) evidencing the Export Debt will bear a notice of assignment of the Export Debt to us in such format as we shall tell you.

Before we make any payments to you:

19. you will provide us with:

•	an all assets debenture executed by you over all of your assets and undertaking. You will pay to us all costs incurred by us in the preparation, execution and registration of such charge;

•	a corporate guarantee and indemnity in respect of your obligations to us executed by Lot 78, Inc;

•	a personal guarantee and indemnity in respect of your obligations to us executed by Oliver Amhurst, limited to £600,000;

•	a letter of waiver from Adam & Company plc releasing your Debts from their charge to allow us to purchase your Debts;

•	a loan postponement undertaking in our standard form from Lot 78 inc and David Hardcastle in the sum of 1,300,000, which undertaking may not be withdrawn without our prior written consent;

•	confirmation that the business will only use DHL International (UK) Ltd to transport their goods;

•	a Landlord’s waiver;

•	a copy of your standard terms and conditions of business;

•	six copies of your standard headed stationery;

20. you will write to all Customers who pay you by BACS, CHAPS or any other form of electronic transfer using wording which we will provide to you, giving them our bank account details and telling them to make payment of Debts to such account;

21. we will require:

•	proof of the identity and current residential addresses of Oliver Amhurst by each of them providing to us the originals of a current passport or driver's licence (provided it contains a photograph of the licence holder) and two recent utility bills showing their current residential addresses;

•	quarterly management accounts to include profit and loss, balance sheet and HMRC position;

•	monthly aged creditors listing;

•	your invoice and credit note stationery to include your full company name, payment terms and (if appropriate) registered number and trading style and a notice of assignment in our standard form printed on all invoices.

22. we will verify to our satisfaction the validity of your Outstanding Debts;

23. For a period of no more than three months we will provide pre-printed, sticky labels bearing this notation, pending reprinting of your invoice stationery:

‘NOTICE OF ASSIGNMENT All invoices are assigned to Bibby Trade Factors Limited, Packington House, 3-4 Horse Fair, Banbury, OX16 0AA. Telephone 01295 221066. To whom payment must be made and whose receipt shall be the only valid discharge’.

24. We require that all credit note stationary shows the following clause:

‘This credit relates to the invoice(s) referred to herein and assigned to Bibby Trade Factors Limited. It is valid only in satisfaction or part satisfaction of the amount payable to them on the invoice(s) in question or any subsequent invoice assigned by us to them and is not payable in cash by us or by them unless specially agreed’

E. CLIENT PARTICULARS

1. Your payment terms are: 30 days from date of invoice.

2. The nature of your business is: Wholesale of Clothing.

3. Your full name(s) is/are: Lot78 UK Ltd.

4. Your trading style is: Lot78.

5. Your principal place of business is: Flat 2, Leamington Road Villas, London, W11 1HS.

6. Your registered number is: 05490864.

SIGNED and DELIVERED as a deed on December 30, 2013
on behalf of LOT78 UK LTD	/s/ Oliver Amhurst
Director
in the presence of:

Witness’s Signature:	/s/ Phillip Varney

Witness’s Full Name (Please print):	Philip Varney

Witness’s Address:	20 Alexandra Sq Morden, Surrey SM4 5NJ

Witness’s Occupation:	Facilities Manager